UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2022

ADT Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38352	47-4116383
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 Yamato Road

Boca Raton, Florida 33431

(Address of principal executive offices)

(561) 988-3600

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADT	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

As previously announced, on September 5, 2022, ADT Inc. (the “Company”) entered into a Securities Purchase Agreement with State Farm Fire & Casualty Company (the “Investor”), pursuant to which the Company has agreed to issue and sell in a private placement to the Investor 133,333,333 shares of common stock, par value $0.01 per share, of the Company for an aggregate purchase price of $1.2 billion.

Also, as previously announced, on September 6, 2022, the Company held a public conference call and webcast to discuss the strategic investment described above, long term partnership with the Investor and other related matters. An archived recording of the conference call may be accessed through the Company’s website at investor.adt.com.

A transcript of the conference call is being furnished herewith as Exhibit 99.1 and is incorporated herein by reference. The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document

99.1	Transcript of Conference Call of ADT Inc., held on September 6, 2022

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2022	ADT Inc.

	By:	/s/ Richard S. Mattessich
Richard S. Mattessich
Vice President & Deputy General Counsel, Corporate and Securities

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